EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-91395, 333-127743, 333-197463, 333-214926, 333-214927, 333-219839, 333-227540, 333-231823, 333-232963, 333-254302, 333-265186, 333-268274, 333-274086, 333-277604 and 333-281648) on Form S-8 of our report dated May 21, 2025, with respect to the consolidated financial statements of LiveRamp Holdings, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Dallas, Texas
May 21, 2025